EXHIBIT 15



                                                         April 30, 2006
K-Two Holdco Limited
Coral Towers
Paradise Island, The Bahamas

Gentlemen:

         Reference is made to (i) the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of the date hereof, among Kerzner International Limited (the "Company"), an international business company incorporated under the laws of the Commonwealth of The Bahamas, K-Two Holdco Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas ("Newco"), and K-Two Subco Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas and a wholly-owned subsidiary of Newco and (ii) our letter to Newco, dated as of March 20, 2006, pursuant to which, and subject to the terms and conditions thereof, we committed to contribute or cause to be contributed to Newco the aggregate amount set forth therein (the "Original Commitment Letter"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

         This letter agreement shall become effective concurrently with the execution and delivery of the Agreement by each party thereto. We and Newco hereby covenant, agree and acknowledge that, at such time as this letter agreement becomes effective in accordance with the immediately preceding sentence, this letter agreement shall supersede the Original Commitment Letter in all respects and that the Original Commitment Letter shall terminate automatically and cease to be of any force or effect.

         In the event of the satisfaction or waiver of the conditions precedent to Newco's obligation to consummate the Merger set forth in Article VIII of the Agreement (it being agreed for purposes of this letter agreement that any condition precedent the satisfaction of which is dependent upon the contribution contemplated by this paragraph and which shall become satisfied upon the making of such contribution shall be deemed to have been satisfied), we agree that at the Closing we will contribute or cause to be contributed to Newco an aggregate amount of $372,000,000 (such sum, the "Commitment Amount"), which amount shall be used by Newco, together with the financing proceeds from the Debt Financing Commitments and the equity proceeds from the other Equity Financing Commitments to fund the Merger Consideration, pay any other amounts to be paid by Newco to any person on the Closing Date on the terms set forth in the Agreement and pay for related expenses. We will not be under any obligation pursuant to the preceding sentence unless and until the conditions precedent to Newco's obligation to consummate the Merger set forth in Article VIII of the Agreement are satisfied or waived. We will not be under any obligation under any circumstances to contribute or cause to be contributed more than the Commitment Amount to Newco.

                                                        Equity Commitment Letter

         Notwithstanding anything that may be expressed or implied in this letter agreement, Newco, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no person other than the undersigned shall have any obligation hereunder and that, notwithstanding that the undersigned is a partnership, no recourse hereunder or any documents or instruments delivered in connection herewith shall be had against any current or future officer, agent or employee of the undersigned, against any current or future general or limited partner of the undersigned or any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the undersigned or any current or future general or limited partner of the undersigned or any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, as such, for any obligations of the undersigned under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

         Each of the undersigned hereby represents and warrants as follows:

         (a) The undersigned is a limited partnership duly organized, validly existing and in good standing (to the extent its jurisdiction of organization recognizes the concept of good standing) under the laws of its jurisdiction of organization.

         (b) The execution, delivery and performance of this letter agreement by the undersigned is within its limited partnership powers and has been duly authorized by all necessary action, and no other proceedings or actions on the part of the undersigned are necessary to perform its obligations hereunder. This letter agreement is a valid and binding obligation of the undersigned enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles or equity.

         (c) The execution, delivery and performance by the undersigned of this letter agreement do not and will not (i) violate the organizational documents of the undersigned, (ii) violate any applicable Law or court or governmental order to which the undersigned or any of its assets are subject or (iii) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any right or obligation of the undersigned.

         (d) The undersigned has, and will have on the Closing Date, the funding necessary to fund the Commitment Amount.

         In the event that the Agreement is terminated pursuant to Article IX of the Agreement, this letter agreement shall automatically terminate and be of no further force or
                                                        Equity Commitment Letter
effect without further action by the parties hereto on the date that is 45 days subsequent to the termination of the Agreement if no claim for performance or monetary damages has been made hereunder prior to the 45th day subsequent to the termination of the Agreement. If such a claim has been made prior to the date that is 45 days subsequent to the termination of the Agreement, this letter agreement shall terminate upon final resolution of such claim.

         We shall be entitled to assign all or a portion of our obligations hereunder to one or more Affiliates that agree to assume our obligations hereunder, provided that we shall remain obligated to perform our obligations hereunder to the extent not performed by such Affiliate(s). This letter agreement shall not be assignable by you without our prior written consent.

         Notwithstanding any other term or condition of this letter agreement, our liability under this letter agreement shall be limited to monetary damages only, shall be limited to a willful and material breach of this letter agreement and under no circumstances shall our maximum liability for any reason, including our willful and material breach of any of our commitments set forth herein, exceed the Commitment Amount, and such damages shall not include any special, indirect, or consequential damages.

         If the express third party beneficiary hereof determines to enforce the terms of this letter agreement as a result of a willful and material breach of this letter agreement, such third party beneficiary must do so on a pro rata basis against any other party to Equity Financing Commitments and Equity Rollover Commitments that have willfully and materially breached their obligations thereunder.

         We acknowledge that the Company has relied on this letter agreement and is an express third party beneficiary hereof and is entitled to enforce obligations of the undersigned hereunder directly against the undersigned to the full extent thereof. This letter agreement is not intended to, and does not, confer upon any Person, other than Newco and the Company, rights or remedies hereunder or in connection herewith. This letter agreement may be executed in counterparts.

         This letter agreement may not be terminated (except as otherwise provided herein), amended, and no provision waived or modified, except by an instrument in writing signed by us and Newco; provided that any termination, amendment, waiver or modification that would reasonably be expected to be adverse to the Company in any material respect (after taking into account any other amendments, waivers or modifications proposed to be made to the other Financing Commitments) shall require the consent of the Company.

         This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. In addition, each party (i) irrevocably and unconditionally consents and submits to the personal jurisdiction of the state and federal courts of the United States of America located in the State of Delaware solely for the purposes of any suit, action or other proceeding between any of the parties hereto, or between any of the parties hereto and the express third-party beneficiary hereof, arising out of this letter agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court,
(iii) waives any claim of improper venue or any claim that the courts of the State of Delaware are an inconvenient forum for any action, suit or proceeding

                                                        Equity Commitment Letter
between any of the parties hereto, or between any of the parties hereto and the express third-party beneficiary hereof, arising out of this letter agreement,
(iv) agrees that it will not bring any action relating to this letter agreement in any court other than the courts of the State of Delaware and (v) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 10.1 of the Agreement (with the address of the undersigned being the address set forth in the first page of this letter agreement).

         EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         The parties hereto shall keep the existence and terms of this letter agreement confidential, and no party shall, without the prior approval of the other party, make any press release or other announcement concerning the existence or the terms of this letter agreement, except (i) as and to the extent necessary to comply with applicable federal or state laws, (ii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this letter agreement or enforcement of rights hereunder, and (iii) to the Company and its directors, officers, employees and advisors.






                                               Equity Commitment Letter

                                          Very truly yours,

                                          WHITEHALL STREET GLOBAL REAL ESTATE
                                          LIMITED PARTNERSHIP 2005

                                          By:  WH Advisors, L.L.C. 2005,
                                                General Partner

                                          By:   /s/   Jonathan Langer
                                               ---------------------------------
                                                Name: Jonathan Langer
                                                Title: Manager


                                          WHITEHALL STREET INTERNATIONAL
                                          REAL ESTATE LIMITED PARTNERSHIP 2005

                                          By:  WH International Advisors, L.L.C.
                                                2005, General Partner

                                          By:   /s/   Jonathan Langer
                                               ---------------------------------
                                                Name: Jonathan Langer
                                                Title: Manager


                                          WHITEHALL STREET GLOBAL EMPLOYEE
                                          FUND 2005, L.P.

                                          By:  Whitehall Street Employee Funds
                                                2005 GP, L.L.C., General Partner

                                          By:   /s/   Jonathan Langer
                                               ---------------------------------
                                                Name: Jonathan Langer
                                                Title: Vice President


                                          WHITEHALL STREET INTERNATIONAL
                                          EMPLOYEE FUND 2005 (DELAWARE), L.P.

                                          By:  Whitehall Street Employee Funds
                                                2005 GP, L.L.C., General Partner

                                          By:   /s/   Jonathan Langer
                                               ---------------------------------
                                                Name: Jonathan Langer
                                                Title:  Vice President

                    [Equity Commitment Letter Signature Page]

Accepted and Agreed to
as of the date written above

K-TWO HOLDCO LIMITED


By:   /s/   Howard B. Kerzner
     ----------------------------
     Name:  Howard B. Kerzner
     Title:  President


The Company hereby consents to the termination of the Original Commitment Letter in accordance with the second paragraph of this letter agreement.

KERZNER INTERNATIONAL LIMITED


By:   /s/ Eric Siegel
     ----------------------------
     Name:  Eric Siegel
     Title: Director












                    [Equity Commitment Letter Signature Page]